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Exhibit 23

CONSENT OF COUNSEL

        The consent of Robert W. Skelton, Esquire is included in the opinion filed as Exhibit 5 to the Registration Statement.

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference herein and in the Prospectuses pertaining to the McCormick & Company, Incorporated 2003 Employees Stock Purchase Plan and non-qualified stock options granted in lieu of participation in the 2003 Employees Stock Purchase Plan to certain foreign nationals employed by the Company's foreign subsidiaries and other employees not eligible to participate in said Plan of our report dated January 28, 2003, with respect to the consolidated financial statements of McCormick & Company, Incorporated which are incorporated by reference in its Annual Report on Form 10-K for the year ended November 30, 2002 and the related financial statement schedules included therein filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP
Baltimore, Maryland March 28, 2003

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  Exhibit 23
CONSENT OF COUNSEL
CONSENT OF INDEPENDENT AUDITORS